Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 14, 2008 on the consolidated balance sheets of Uranerz Energy Corporation (the “Company”) as at December 31, 2007 and 2006 and the related consolidated statements of operations, cash flows and stockholders’ equity (deficit) for each of the three years in the period ended December 31, 2007 and accumulated from May 26, 1999 (Date of Inception) to December 31, 2007 and also on the effectiveness of internal control over financial reporting that are included in the Company’s Form 10-K for the year ended December 31, 2007, which is incorporated by reference in the Company’s Form S-3 (Post-Effective Amendment No. 2 to Form SB-2) Registration Statement as initially filed with the Securities and Exchange Commission on December 20, 2006 and last amended on June 29, 2007.

We also consent to the reference to our firm under the caption “Experts” in the prospectus, which is part of the Registration Statement.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 5, 2008